UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2022

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 17th St. Office 3002
Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2022, Veritone, Inc. (the “Company”) announced that Chad Steelberg intended to resign as Chief Executive Officer of the Company and that the Company intended to appoint Ryan Steelberg as President and Chief Executive Officer of the Company, effective as of January 1, 2023. Chad Steelberg resigned as Chief Executive Officer of the Company effective as of December 31, 2022, and, on January 1, 2023, the Company appointed Ryan Steelberg as President and Chief Executive Officer. In connection with such transition, the Company entered into a consulting agreement with Steel Holdings, LLC, an affiliate of Chad Steelberg.

Consulting Agreement with Former Chief Executive Officer

On January 4, 2023, the Company entered into a consulting agreement (the “Consulting Agreement”) with Steel Holdings, LLC, effective as of January 1, 2023. Steel Holdings, LLC is an entity affiliated with Chad Steelberg, the Company’s former Chief Executive Officer and current Chairman of the Board of Directors of the Company. Pursuant to the Consulting Agreement, the Company retained Mr. Steelberg’s services as a consultant to the Company after his resignation as the Company’s Chief Executive Officer on December 31, 2022. Prior to his resignation, Mr. Steelberg was employed by the Company pursuant to an employment agreement that expired by its terms with his resignation on December 31, 2022.

The Consulting Agreement is effective for one year and will automatically renew for an additional year if two Performance Goals (as described below) are met in the first year, and automatically renew for a third year if six Performance Goals (in the aggregate) are met in the second year. If the requisite Performance Goals are not met, the Consulting Agreement will terminate at the end of the first or second year, as applicable.

Pursuant to the Consulting Agreement, the Company will pay Steel Holdings, LLC $41,666 per month (the “Monthly Service Fee”) to provide consulting services, which include Mr. Steelberg performing various tasks aligned with the Company’s development, operation and advancement of aiWARE production systems and commercialization.

In addition, pursuant to the Consulting Agreement, Steel Holdings, LLC will be eligible to receive performance bonuses, split equally between cash and restricted stock unit (“RSU”) awards, each vesting upon achievement of specific “Performance Goals” to be achieved for an applicable quarter or year in the following categories: Product Achievements (five goals), Customer Validation (two goals), Analyst Validation (four goals) and Transition and Succession Planning (one goal). Achievement of each Performance Goal will result in a bonus value of $250,000, with the exception of two annual Analyst Validation Performance Goals, which will result in a bonus value of $500,000 each. If all Performance Goals are achieved over the potential three-year term of the Consulting Agreement, the Company would pay combined cash and RSU bonus payments equal to $3,500,000 to Steel Holdings, LLC, in addition to the Monthly Service Fee.

The performance-based RSU awards will be granted during the first fifteen days of the first quarter of each year of the Consulting Agreement with a dollar value equal to 50% of the total bonus payment available for the Performance Goals applicable to that year, calculated by taking the associated dollar value and dividing it by the average closing price of a share of the Company’s common stock over the 90-day period before the grant. Upon completion of a Performance Goal, and the Chief Executive Officer of the Company or the Board of Directors of the Company certifying achievement, the value of the performance-based RSU award allotted to that achievement will vest, and the cash portion of the bonus payment will become payable. Performance Goals may be achieved at any time during the term of the Consulting Agreement or for six months thereafter.

The Consulting Agreement may be terminated by either party with 90 days’ notice. If the Company terminates the Consulting Agreement for any reason other than Steel Holdings, LLC’s material breach, then (i) any remaining potential compensation payments will become payable as if Steel Holdings, LLC had otherwise provided services to the Company through the maximum three-year term, and (ii) all of the performance bonus payments will accelerate and the cash portions thereof will become payable as of the date on which the termination becomes effective and the Performance Goals will be deemed achieved and will vest in accordance with their terms or be paid in cash, subject to Steel Holdings LLC executing a general release of claims in favor of the Company and allowing it to become effective. In the event of a Change in Control (as defined in the Company’s 2017 Equity Incentive Plan), the Consulting Agreement will terminate as of the effective date of the Change in Control and (i) any remaining potential compensation payments will become payable as if Steel Holdings, LLC had otherwise provided services to the Company through the maximum three-year term and (ii) all of the performance bonus payments will accelerate and the cash portions thereof will become payable as of the date on which the Change in Control becomes effective and the Performance Goals will be deemed achieved and will vest in accordance with their terms, or be paid in cash, subject to Steel Holdings, LLC signing a general release of claims in favor of the Company and allowing the release to become effective.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1†	Consulting Agreement, dated January 3, 2023, between Veritone, Inc. and Steel Holdings, LLC
104	Cover Page Interactive Data File (formatted in Inline XBRL)

† The Company has omitted portions of the referenced exhibit pursuant to Item 601(b) of Regulation S-K because it (a) is not material and (b) is the type of information that the Company both customarily and actually treats as private and confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.

Date:	January 6, 2023	By:	/s/ Michael L. Zemetra
Michael L. Zemetra Executive Vice President, Chief Financial Officer and Treasurer